EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of CFC International, Inc. and subsidiaries (the “Company”) for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis W. Lakomy, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2006	/s/ Dennis W. Lakomy
Dennis W. Lakomy
Executive Vice President and Chief Financial Officer

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided by CFC International, Inc., and will be retained by CFC International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

25